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                                                                     EXHIBIT 5.1


          [BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LETTERHEAD]


                                 July 15, 1999






St. Joseph Capital Corporation
3820 Edison Lakes Parkway
Mishawaka, Indiana 46545

Ladies and Gentlemen:

         We have acted as special counsel to St. Joseph Capital Corporation, a Delaware corporation (the "Company"), in connection with the proposed offering of $8 million of shares (which includes $3 million of shares to cover an over-allotment, if any) of its common stock, $.01 par value ("Common Shares"), by the Company (the "Offering") as described in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission (the "SEC") on July 16, 1999 (together with all amendments thereto, the "Registration Statement"). Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement. You have requested our opinion concerning certain matters in connection with the Offering.

         We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

         In arriving at the opinions expressed below, we have reviewed and examined the following documents:

                  (a) the Certificate of Incorporation of the Company filed with the Secretary of the State of the State of Delaware on February 29, 1996, as amended, and the Company's Bylaws;

                  (b) the Registration Statement, including the prospectus constituting a part thereof (the "Prospectus"); and

                  (c) Resolutions of the Board of Directors of the Company (the "Board") relating to the Offering.


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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LETTERHEAD
July 15, 1999
Page 2


         We call your attention to the fact that we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

         Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

                  (a) The Company is validly existing under the laws of the State of Delaware and has due corporate authority to carry on its business as it is presently conducted.

                  (b) The Company is authorized to issue up to $8 million of Common Shares, none of which have been issued and are presently outstanding prior to the Offering.

                  (c) When the Registration Statement shall have been declared effective by order of the SEC and the Common Shares to be sold thereunder shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, then such Common Shares will be legally issued, fully paid and non-assessable.

         We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

         We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Common Shares to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.



                                Very truly yours,

                               /s/ Barack Ferrazzano Kirschbaum
                               -------------------------------------------------
                               Perlman & Nagelberg


                               BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG